Exhibit (j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated November 21, 2007, on the financial statements and financial highlights of SunAmerica Equity Funds as of and for the year ended September 30, 2007 in the Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A No. 33-8021/811-4801).

ERNST & YOUNG LLP

Houston, Texas

January 26, 2009